Exhibit 99.1

NEWS RELEASE

Editorial Contact:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Investor Contact:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

Synopsys Appoints Sassine Ghazi as Chief Operating Officer

Deep Technical and Business Expertise Ideal for Synopsys’ Next Wave of Innovation, Growth and Profitability

MOUNTAIN VIEW, Calif., August 19, 2020 – Synopsys, Inc. (Nasdaq: SNPS) today announced that Sassine Ghazi has been appointed as Chief Operating Officer. Ghazi, who joined Synopsys in 1998, brings multiple decades of experience in chip design, applications engineering, customer support, sales, and business management. Most recently, he was general manager of Synopsys’ Design Group, where he accelerated development of market-changing new products and put into place a compelling strategy and roadmap grounded in deep technical knowledge and close customer collaboration. Prior to Synopsys, he worked as a design engineer at Intel. He holds bachelor’s degrees in business administration and electrical engineering, and a Master of Science in electrical and computer engineering.

“Sassine’s outstanding track record, strong industry relationships, and keen understanding of both the technical innovation and business execution of our company makes him a great choice for the COO position,” said Aart de Geus, chairman and co-CEO of Synopsys. “As Synopsys continually evolves to sustain strong growth and technical innovation, Sassine’s infectious enthusiasm, can-do management and focused execution are perfect to help lead the company to deliver on our growth and profitability objectives.”

“It is a privilege to assume the COO position, working alongside our senior leaders to further evolve and focus the strengths of Synopsys,” said Sassine Ghazi. “Our strategy has never been more compelling in delivering high-value innovation to enable our customers’ ambitious objectives. I am incredibly energized to work with the team as we continue to accelerate technical impact, sharpen operational excellence and deepen customer relationships.”

“Synopsys is a strong company powered by industry leaders, an outstanding field organization and committed employees,” added Chi-Foon Chan, co-CEO of Synopsys. “Sassine embodies the characteristics we honor: technical depth, integrity and a passion for customer and team success.”

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Synopsys’ business and financial objectives. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to: the effect of the covid-19 pandemic and the associated economic downturn on our business, operations and financial condition; and actions by the United States or foreign governments, such as the imposition of additional tariffs or export restrictions, which could interfere with our business operations or our ability to provide products and services in certain countries. Other risks and uncertainties that may apply are set forth in the risk factors section of Synopsys’ most recently filed Quarterly Report on Form 10-Q. Synopsys assumes no obligation to update any forward-looking statement contained in this press release.

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